EXHIBIT 4(b)




                    AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AGREEMENT



      This Amendment No. 3 to Amended and Restated Loan Agreement ("Amendment"), is made as of the 18th day of September, 1997 by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association with its principal office located at 33 N. LaSalle Street, Chicago, IL 60690 ("Bank"), and KABLE NEWS COMPANY, INC., an Illinois corporation with its principal place of business located at 16 South Wesley Avenue, Mt. Morris, Illinois 61054 ("Company").

                                     W I T N E S S E T H:
                                     - - - - - - - - - -

      WHEREAS, Company and Bank previously entered into a certain Amended and Restated Loan Agreement dated as of October 6, 1995 as amended by that certain Amendment No. 1 to Amended and Restated Loan Agreement dated as of September 26, 1996 and that certain Amendment No. 2 to Amended and Restated Loan Agreement dated as of December 13, 1996 (as so amended, the "Agreement"); and

      WHEREAS, Company has requested that certain provisions of the Agreement be amended as set forth herein, and that Bank increase the amount available under the Credit Loan to $37,000,000, and extend the maturity of the Credit Loan.

      NOW THEREFORE, in consideration of the terms and conditions contained herein, and of any extension of credit heretofore, now or hereafter made by Bank to Company, the parties hereto hereby agree as follows:

      1. All capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

      2. Section 1.1(a) of the Agreement is amended in its entirety to read as follows:

            "(a) Credit Loan. Subject to terms of this Agreement, the Company may borrow from the Bank and the Bank will thereupon lend to the Company, and the Company shall repay in accordance with the terms of this Agreement and may reborrow at any time prior to the Maturity Date any amount which is a multiple of $100,000 up to a maximum amount at any one time outstanding of $37,000,000 (herein called the 'Credit' or the 'Credit Loan'), provided that the Bank receives prior to the initial borrowing the certificates required by Sections 7.1 and 7.2 and, prior to all subsequent borrowings, the representations and certificates required by Section 7.2."

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      3.    Section 1.2(a) of the Agreement is amended in its entirety to read as follows:

            "(a) Revolving Note. The borrowing under the Revolving Credit described in Section 1.1(a) will be evidenced by a note (herein called the 'Revolving Note'), in the form of Exhibit I hereto, dated September 18, 1997, which is payable to the order of Bank on August 31, 2000, in the principal amount of $37,000,000. The principal amount of the Credit Loan outstanding as of the date hereof shall be recorded by Bank on computer or other records of Bank, and the principal amount of each additional Credit Loan and of any payment of principal of the Revolving Note may be evidenced by notations made by Bank on such records, showing the date and amount of each additional Credit Loan or payment of principal. The aggregate unpaid amount of Credit Loans set forth on such records shall be rebuttable presumptive evidence of the principal amount thereof owing and unpaid if Bank records all of the Credit Loans and makes notations of all the payments of principal on such records, but Bank shall not be under any obligation to do so."

      4. Section 1.9 of the Agreement is amended by deleting the number "$35,000,000" wherever occurring and substituting therefore the number "37,000,000".

      5. In Section 8.1(h) of the Agreement is amended by deleting the date "August 31, 1999" and substituting therefore the date "August 31, 2000".

      6. Section 9.1 of the Agreement is amended by deleting the number "$35,000,000" and substituting therefore the number "$37,000,000".

      7. Collateral. To induce Bank to enter into this Amendment and to make the increased Credit Loan available to Company, Company hereby agrees, acknowledges and confirms with Bank that (i) the security interest granted to Bank in the Collateral as provided in Section 9 of the Agreement is hereby confirmed and remains in full force and effect, and (ii) such security interest in the Collateral shall extend to and the Collateral shall secure the increased Credit Loan, in addition to all Other Obligations of Company under the Agreement.

      8. Company shall deliver to Bank a new Revolving Note dated as of the date hereof in the principal amount of $37,000,000 (the "Replacement Note"), in the form attached hereto, which Replacement Note shall be issued to Bank in replacement of and substitution for, and not in payment of, the Revolving Note dated December 13, 1996 and all Obligations evidenced thereby shall hereafter be evidenced by the Replacement Note. All references in the Agreement to the "Revolving Note" shall hereafter be deemed to refer to the Replacement Note. Upon delivery of the executed Replacement Note by Company to Bank, Bank shall mark the prior Revolving Note as "cancelled and replaced."

      9. Company hereby represents and warrants to Bank that the execution, delivery and performance by it of this Amendment has been duly authorized by all necessary corporate action, and that this Amendment is a legal, valid and binding obligation of Company enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to: (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally; and (b) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

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      10.   Company hereby represents and warrants to Bank that the execution, delivery and performance by Company of this Amendment does not, and will not, contravene or conflict with any provision of (i) law, (ii) any judgment, decree, or order, or (iii) Company's articles of incorporation or by-laws, and does not, and will not, contravene or conflict with, or cause any Lien to arise under, any provision of any agreement or instrument binding upon Company or upon any property of Company.

      11. Company hereby certifies that each of the representations and warranties contained in the Agreement and each of the other agreements delivered in connection therewith (the "Other Agreements") is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent specifically amended pursuant to this Amendment and that no Event of Default or Default currently exists under the Agreement or any of the Other Agreements or will exist after or be triggered by the execution and delivery of this Amendment.

      12. Except as specifically amended above, the Loan Agreement, as amended, and each of the Other Agreements shall remain in full force and effect and is hereby ratified and confirmed.

      13. The execution, delivery and effectiveness of this Amendment shall be limited precisely as written and shall not be deemed to (i) be consent to any waiver or modification of any other term or condition of the Loan Agreement or any of the Other Agreements or (ii) prejudice any right, power or remedy which Bank now has or may have in the future under or in connection with the Loan Agreement or any of the Other Agreements. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

      14. This Amendment shall be deemed to be effective as of September 18, 1997, provided that Company shall deliver to Bank the documents described on the attached Schedule of Documents upon the execution hereof.

      15. This Amendment may be executed in separate counterparts, each of which shall, collectively and separately, constitute one agreement. To the extent the terms of this Amendment conflict with the terms of the Agreement or any Exhibit or Schedule thereto, the terms of this Amendment shall be controlling.


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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the day and year first written above.




ATTEST:                                   KABLE NEWS COMPANY, INC.


By:   ________________                    By:   /s/ Mohan Vachani
                                                -----------------
Its:  ________________                    Name: Mohan Vachani
                                                -----------------
                                          Its:  Vice President
                                                -----------------



                                          AMERICAN NATIONAL BANK AND
                                          TRUST COMPANY OF CHICAGO

                                          By:   ___________________
                                          Name: Robin P. Winer
                                                --------------------
                                          Its:  Assistant Vice President
                                                ------------------------